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                                                                  Exhibit 16.1

PRICEWATERHOUSECOOPERS [GRAPHIC OMITTED] [LETTERHEAD]

PricewaterhouseCoopers LLP
First Interstate Center
999 Third Avenue, Suite 1800
Seattle, WA 98104-4098
Telephone (206) 622 8700
Facsimile (206) 398 3660


October 20, 2000



Mr. Cary Daly, Chief Executive Officer
Mr. Bob Boeck, Chief Financial Officer
The Pathways Group, Inc.
1221 North Dutton Avenue
Santa Rosa, California 95401


Dear Messrs. Daly and Boeck:

This is to confirm that the client-auditor relationship between The Pathways Group, Inc. (Commission File Number 000-24119) and PricewaterhouseCoopers LLP has ceased.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


cc: Chief Accountant
    SECPS Letter File, Mail Stop 11-3
    Securities and Exchange Commission
    450 Fifth Street N.W.
    Washington, D.C. 20549